EXHIBIT 99.1

Clearfield Reports Third Quarter Fiscal 2024 Results

  Revenue of $48.8 million and net loss per share of $(0.04) exceeded guidance
  Outperformance driven by strong sales in International and Community Broadband markets
  Share buy-backs totaled $5.5 million with $25 million remaining available for repurchases

MINNEAPOLIS, Aug. 01, 2024 (GLOBE NEWSWIRE) -- Clearfield, Inc. (NASDAQ: CLFD), a leader in fiber connectivity, reported results for the fiscal third quarter 2024.

Fiscal Q3 2024 Financial Summary
(in millions except per share data and percentages)	Q3 2024	vs. Q3 2023	Change	Change (%)
Net Sales	$48.8	$61.3	$(12.5)	-20%

Gross Profit ($)	$10.7	$19.1	$(8.4)	-44%
Gross Profit (%)	21.9%	31.1%	-9.2%	-30%

Income (Loss) from Operations	$(2.3)	$5.6	$(7.9)	-141%
Income Tax Expense (Benefit)	$(0.3)	$1.8	$(2.1)	-115%

Net Income (Loss)	$(0.4)	$5.2	$(5.7)	-109%
Net Income (Loss) per Diluted Share	$(0.04)	$0.33	$(0.37)	-112%

Fiscal Q3 YTD 2024 Financial Summary
(in millions except per share data and percentages)	2024 YTD	vs. 2023 YTD	Change	Change (%)
Net Sales	$119.9	$219.0	$(99.1)	-45%

Gross Profit ($)	$18.2	$73.3	$(55.1)	-75%
Gross Profit (%)	15.2%	33.5%	-18.3%	-55%

Income (Loss) from Operations	$(20.2)	$35.6	$(55.8)	-157%
Income Tax Expense (Benefit)	$(3.3)	$8.5	$(11.8)	-139%

Net Income (Loss)	$(11.6)	$29.8	$(41.5)	-139%
Net Income (Loss) per Diluted Share	$(0.79)	$2.00	$(2.79)	-140%

Management Commentary

“We are exceptionally pleased with our performance this past quarter. Community Broadband numbers are on par with last year, mainly due to a higher percentage of our business coming from customers connecting the homes that they have previously passed. Clearfield has long been known for the labor-saving potential of our FieldSmart line of fiber management cabinets and panels. Moving forward, these labor-saving benefits are also being recognized with our FieldShield line for connecting homes and businesses,” said Company President and Chief Executive Officer, Cheri Beranek. “As we continue to navigate this gradual industry-wide recovery, we are diligently working to not only service our existing customers but to also attract customers both new to fiber and those looking to transition their spend to an alternative carrier. We remain committed to meeting the Build America Buy America (“BABA”) Act requirements across our product lines by fiscal year-end. However, significant Broadband Equity, Access, and Deployment (“BEAD”) Program revenue is not expected until late calendar 2025 due to milestones inherent within the national program,” said Beranek.

"Gross margins improved due to better capacity utilization, and lower inventory reserve costs, leading to a notable improvement in bottom-line performance," said Chief Financial Officer Dan Herzog. "As we transition out of the build season, we anticipated the reduction in backlog as broadband service providers realign orders for winter operations and year-end planning. We are actively working with certain key customers to put in place multi-year supply agreements that will provide better visibility going forward. We remain confident in our business and our ability to gain market share. During the third quarter we also repurchased $5.5 million in shares under our share buyback program, and have approximately $25 million available for additional repurchases," noted Herzog.

Financial Results for the Three Months Ended June 30, 2024

Net sales for the third quarter of fiscal 2024 decreased 20% to $48.8 million from $61.3 million in the same year-ago quarter.

As of June 30, 2024, order backlog (defined as purchase orders received but not yet fulfilled) was $32.6 million, a decrease of $14.6 million, or 31%, compared to $47.2 million as of March 31, 2024, and a decrease of $42.1 million, or 56%, from June 30, 2023.

Gross margin for the third quarter of fiscal 2024 was 21.9%, compared to 31.1% in the third quarter of fiscal 2023. While gross margin was down from the year ago quarter, it showed a significant improvement from the previous quarter gross margin of 7.7% due to improved production capacity and lower excess inventory charges due to better utilization from higher revenue in the quarter.

Operating expenses for the third quarter of fiscal 2024 decreased 3% to $13.0 million, or 26.6% of net sales, from $13.4 million, or 21.9% of net sales, in the same year-ago quarter.

Net loss for the third quarter of fiscal 2024 totaled $0.4 million, or ($0.04) per diluted share, compared to net income of $5.2 million, or $0.33 per diluted share, in the same year-ago quarter. In the quarter, we repurchased approximately $5.5 million in shares under our Share Repurchase Program. There is $24.9 million remaining for future repurchases as of June 30, 2024.

Outlook
At this time and after considering the expected impacts of seasonality and the current state of the industry, the Company expects net sales for the fourth quarter of fiscal 2024 to be in the range of $40 million to $43 million and net loss per share to be in the range of $0.17 to $0.22. This loss per share range is based on the number of shares outstanding at the end of the third quarter and does not reflect potential share repurchases completed in the fourth quarter.

Conference Call
Management will hold a conference call today, August 1, 2024, at 5:00 p.m. Eastern Time (4:00 p.m. Central Time) to discuss these results and provide an update on business conditions.

Clearfield’s President and Chief Executive Officer, Cheri Beranek, and Chief Financial Officer, Dan Herzog, will host the presentation, followed by a question-and-answer period.

U.S. dial-in: 1-877-407-0792
International dial-in: 1-201-689-8263
Conference ID: 13747389

The live webcast of the call can be accessed at the Clearfield Investor Relations website along with the company's earnings press release and presentation.

A replay of the call will be available after 8:00 p.m. Eastern Time on the same day through August 15, 2024, while an archived version of the webcast will be available on the Investor Relations website for 90 days.

U.S. replay dial-in: 1-844-512-2921
International replay dial-in: 1-412-317-6671
Replay ID: 13747389

About Clearfield, Inc.
Clearfield, Inc. (NASDAQ: CLFD) designs, manufactures, and distributes fiber optic management, protection, and delivery products for communications networks. Our “fiber to anywhere” platform serves the unique requirements of leading incumbent local exchange carriers (traditional carriers), competitive local exchange carriers (alternative carriers), and MSO/cable TV companies, while also catering to the broadband needs of the utility/municipality, enterprise, and data center markets. Headquartered in Minneapolis, MN, Clearfield deploys more than a million fiber ports each year. For more information, visit www.SeeClearfield.com.

Cautionary Statement Regarding Forward-Looking Information
Forward-looking statements contained herein and in any related presentation or in the related Earnings Presentation are made pursuant to the safe harbor provisions of the Private Litigation Reform Act of 1995. Words such as “may,” “plan,” “expect,” “aim,” “believe,” “project,” “target,” “anticipate,” “intend,” “estimate,” “will,” “should,” “could,” “outlook,” or “continue” or comparable terminology are intended to identify forward-looking statements. Such forward looking statements include, for example, statements about the Company’s future revenue and operating performance, expected customer ordering patterns and future supply agreements with customers, anticipated shipping on backlog and future lead times, future availability of components and materials from the Company’s supply chain, compliance with Build America Buy America (“BABA”) Act requirements, future availability of labor impacting our customers’ network builds, the impact of the Broadband Equity, Access, and Deployment (BEAD) Program, Rural Digital Opportunity Fund (RDOF) or other government programs on the demand for the Company’s products or timing of customer orders, the Company’s ability to match capacity to meet demand, expansion into new markets and trends in and growth of the FTTx markets, market segments or customer purchases and other statements that are not historical facts. These statements are based upon the Company's current expectations and judgments about future developments in the Company's business. Certain important factors could have a material impact on the Company's performance, including, without limitation: inflationary price pressures and uncertain availability of components, raw materials, labor and logistics used by us and our suppliers could negatively impact our profitability; we rely on single-source suppliers, which could cause delays, increase costs or prevent us from completing customer orders; we depend on the availability of sufficient supply of certain materials and global disruptions in the supply chain for these materials could prevent us from meeting customer demand for our products; a significant percentage of our sales in the last three fiscal years have been made to a small number of customers, and the loss of these major customers could adversely affect us; further consolidation among our customers may result in the loss of some customers and may reduce sales during the pendency of business combinations and related integration activities; we may be subject to risks associated with acquisitions, and the risks could adversely affect future operating results; we have exposure to movements in foreign currency exchange rates; adverse global economic conditions and geopolitical issues could have a negative effect on our business, and results of operations and financial condition; growth may strain our business infrastructure, which could adversely affect our operations and financial condition; product defects or the failure of our products to meet specifications could cause us to lose customers and sales or to incur unexpected expenses; we are dependent on key personnel; cyber-security incidents, including ransomware, data breaches or computer viruses, could disrupt our business operations, damage our reputation, result in increased expense, and potentially lead to legal proceedings; our business is dependent on interdependent management information systems; natural disasters, extreme weather conditions or other catastrophic events could negatively affect our business, financial condition, and operating results; pandemics and other health crises, including COVID-19, could have a material adverse effect on our business, financial condition, and operating results; to compete effectively, we must continually improve existing products and introduce new products that achieve market acceptance; if the telecommunications market does not continue to expand, our business may not grow as fast as we expect, which could adversely impact our business, financial condition and operating results; changes in U.S. government funding programs may cause our customers and prospective customers to delay, reduce, or accelerate purchases, leading to unpredictable and irregular purchase cycles; intense competition in our industry may result in price reductions, lower gross profits and loss of market share; our success depends upon adequate protection of our patent and intellectual property rights; we face risks associated with expanding our sales outside of the United States; expectations relating to environmental, social and governance matters may increase our cost of doing business and expose us to reputational harm and potential liability; our operating results may fluctuate significantly from quarter to quarter, which may make budgeting for expenses difficult and may negatively affect the market price of our common stock; our stock price has been volatile historically and may continue to be volatile - the price of our common stock may fluctuate significantly; anti-takeover provisions in our organizational documents, Minnesota law and other agreements could prevent or delay a change in control of our Company; and other factors set forth in Part I, Item IA. Risk Factors of Clearfield's Annual Report on Form 10-K for the year ended September 30, 2023 as well as other filings with the Securities and Exchange Commission. The Company undertakes no obligation to update these statements to reflect actual events unless required by law.

Investor Relations Contact:
Greg McNiff
The Blueshirt Group
773-485-7191
clearfield@blueshirtgroup.com

CLEARFIELD, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT SHARE DATA)
	(Unaudited)
	June 30,	September 30,
	2024	2023
Assets
Current Assets
Cash and cash equivalents	$25,624	$37,827
Short-term investments	98,195	130,286
Accounts receivable, net	27,636	28,392
Inventories, net	74,869	98,055
Other current assets	9,878	1,695
Total current assets	236,202	296,255

Property, plant and equipment, net	21,487	21,527

Other Assets
Long-term investments	24,180	6,343
Goodwill	6,553	6,528
Intangible assets, net	6,399	6,092
Right of use lease assets	15,938	13,861
Deferred tax asset	5,514	3,039
Other	1,822	1,872
Total other assets	60,406	37,735
Total Assets	$318,095	$355,517

Liabilities and Shareholders’ Equity
Current Liabilities
Current portion of lease liability	$3,225	$3,737
Current maturities of long-term debt	-	2,112
Accounts payable	9,049	8,891
Accrued compensation	7,153	5,571
Accrued expenses	3,029	2,404
Factoring liability	5,714	6,289
Total current liabilities	28,170	29,004

Other Liabilities
Long-term debt, net of current maturities	2,142	-
Long-term portion of lease liability	13,142	10,629
Deferred tax liability	67	721
Total Liabilities	43,521	40,354

Shareholders’ Equity
Common stock	142	153
Additional paid-in capital	158,627	188,218
Accumulated other comprehensive income (loss)	15	(544)
Retained earnings	115,790	127,336
Total Shareholders’ Equity	274,574	315,163
Total Liabilities and Shareholders’ Equity	$318,095	$355,517

CLEARFIELD, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(IN THOUSANDS, EXCEPT SHARE DATA)
	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2024	2023	2024	2023

Net sales	$48,793	$61,284	$119,933	$219,035

Cost of sales	38,101	42,210	101,712	145,750

Gross profit	10,692	19,074	18,221	73,285

Operating expenses
Selling, general and
administrative	12,998	13,449	38,430	37,714
(Loss) Income from operations	(2,306)	5,625	(20,209)	35,571

Net investment income	1,735	1,630	5,653	3,328
Interest expense	(153)	(195)	(381)	(551)
(Loss) Income before income taxes	(724)	7,060	(14,937)	38,348

Income tax (benefit) expense	(277)	1,842	(3,311)	8,511

Net (loss) income	$(447)	$5,218	$(11,626)	$29,837

Net (loss) income per share:
Basic	$(0.04)	$0.33	$(0.79)	$2.01
Diluted	$(0.04)	$0.33	$(0.79)	$2.00

Weighted average shares outstanding:
Basic	14,249,755	15,254,341	14,699,278	14,880,666
Diluted	14,249,755	15,254,341	14,699,278	14,929,405

CLEARFIELD, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(IN THOUSANDS)	Nine Months Ended	Nine Months Ended
	June 30,	June 30,
	2024	2023
Cash flows from operating activities
Net (loss) income	$(11,626)	$29,837
Adjustments to reconcile net (loss) income to cash provided by (used in) operating activities:
Depreciation and amortization	5,481	4,411
Amortization of discount on investments	(3,304)	(2,429)
Deferred income taxes	(3,523)	(102)
Stock-based compensation	3,437	2,504
Changes in operating assets and liabilities
Accounts receivable	946	24,519
Inventories, net	23,440	(21,510)
Other assets	(8,030)	(3,423)
Accounts payable and accrued expenses	1,643	(20,326)
Net cash provided by operating activities	8,464	13,481

Cash flows from investing activities:
Purchases of property, plant and equipment and intangible assets	(5,608)	(6,529)
Purchases of investments	(124,137)	(210,923)
Proceeds from maturities of investments	142,067	105,077
Net cash provided by (used in) investing activities	12,321	(112,375)

Cash flows from financing activities:
Issuance of long-term debt	2,142	-
Repayment of long-term debt	(2,142)	(16,700)
Proceeds from issuance of common stock under employee stock purchase plan	586	612
Repurchase of shares for payment of withholding taxes for vested restricted stock grants	(240)	(954)
Tax withholding and proceeds related to exercise of stock options	(9)	(493)
Issuance of stock under equity compensation plans	-	954
Net proceeds from issuance of common stock	-	130,262
Repurchase of common stock	(33,374)	-
Net cash (used in) provided by financing activities	(33,036)	113,681

Effect of exchange rates on cash	48	(52)
(Decrease) increase in cash and cash equivalents	(12,203)	14,735
Cash and cash equivalents, beginning of period	37,827	16,650
Cash and cash equivalents, end of period	$25,624	$31,385

Supplemental disclosures for cash flow information
Cash paid for income taxes	$165	$12,589
Cash paid for interest	$302	$360
Right of use assets obtained through leased liabilities	$4,614	$3,776

Non-cash financing activities
Cashless exercise of stock options	$19	$566